EXHIBIT 10.5



                                    AGREEMENT

         THIS LOCK-UP AGREEMENT ("Agreement") is made this 21st day of May, 1996, by and among Richard J. Grable, Linda B. Grable, and Allan L. Schwartz (collectively "Shareholders" or individually "Shareholder") and Imaging Diagnostic Systems, Inc. ("Company").

                                    RECITALS:

         WHEREAS, the Shareholders collectively own, as of March 31, 1996, approximately 13,502,520 shares of common stock of the Company which are subject to the two (2) year holding period imposed by Rule 144(d)(1) of the Securities Act of 1933, as amended (the "Act");

         WHEREAS, on or about June 8, 1996, the two (2) year holding period imposed by Rule 144 of the Act, will terminate and the shares of common stock may be sold in accordance with Rule 144 of the Act;

         WHEREAS, the Shareholders and the Company acknowledge that it is in their respective best interests to enter into an agreement to restrict the transferability of the shares; and,

         WHEREAS, the parties desire to establish an orderly method for selling the Shareholders' Shares.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. INCORPORATION OF RECITALS. The recitals set forth above are incorporated as if fully set forth herein.

         2. RESTRICTION OF SHARES. The Shareholders are collectively the beneficial owners of 13,502,520 shares of common stock of the Company which are subject to a two (2) year holding period pursuant to Rule 144(d)(1)of the Act (the "Shares" or "Share"). Each Shareholder beneficially owns the number of Shares as represented by various certificate(s) as set forth on Schedule A attached hereto.

         3. CONSIDERATION. In consideration for executing the Agreement each Shareholder shall receive $1000.

         4. RESTRICTION ON TRANSFER. Commencing on the date when the two (2) year holding period pursuant to Rule 144 lapses and continuing for each calendar quarter thereafter (July 1, October 1, January 1, and April 1), each Shareholder shall have the right but not the obligation to sell or otherwise


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hypothecate no more than 100,000 Shares during each quarter. Notwithstanding the foregoing, in the event the average weekly reported volume of trading in the Shares on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four (4) calendar weeks preceding the quarter is less than 200,000 shares of common stock, the Shareholder(s) may not sell Shares during the calendar quarter. Notwithstanding the foregoing, the restrictions contained herein shall terminate in the event the Shareholder is no longer an officer and director of the Company.

         5. NOTICE OF REMOVAL. The Company shall be notified in writing within the last five (5) business days of the preceding calendar quarter as to the number of Shares the Shareholder will sell during the up-coming quarter. Upon receipt of such notification by the Shareholder the Company will submit to the transfer agent instructions to remove the restrictions for the Shares to be sold. In the event notice is not given within the above time-frame, the Company may, at its option and in its sole discretion, agree to notify the transfer agent.

         6. UNDERWRITING. If at any time or from time to time during the term of this Agreement the Company shall determine in its sole discretion to register any of its securities for its own account, other than a registration relating solely to employee benefit plans or a registration relating solely to a Commission Rule transaction, the Company may include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all or a portion of the Shares specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Shareholder. The Shareholders desiring to distribute their securities through such underwriting shall (together with the Company and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding the foregoing, in the event the managing underwriter determines that marketing factors require a limitation of the number of shares to be included in the registration, the managing underwriter shall have the discretion to allocate the number of shares that a Shareholder may include in such an offering including not registering any of the Shares. The Company may include

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shares of Common Stock held by shareholders other than Shares held by
Shareholders in a registration statement.

         7. CHANGE IN CONTROL. Notwithstanding any other provision hereof, this Agreement shall terminate so that the Shareholder(s) shall have the right to sell or otherwise hypothecate the Shares from and after a Change in Control that occurs while the Shareholder's Shares are subject to the restrictions of this Agreement. For purposes of this paragraph a "Change in Control" means: (a) the direct or indirect beneficial ownership (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and Regulation 13D-G thereunder) of ten percent 10% or more of the class of securities then subject to this Agreement is acquired or becomes held by any person or group of persons (within the meaning of Section 13 (d)(3) of the Securities Exchange Act of 1934; (b) a bona-fide written offer to purchase all or substantially all of the assets is made to the Company; or, (c) a tender offer is initiated pursuant to Section 14(d)(1) of the Securities Exchange Act of 1934, as amended.

         8. TERM. The term of this Agreement shall be from May 21, 1996, to May 21, 1997. The Shareholders and the Company may extend the term of this Agreement for an additional one (1) year term if, within thirty (30) days of April May 21, 1997, the Company and all of the Shareholders provide written notice to each other requesting that the term of the Agreement be extended for an additional one (1) year term.

         9. AMENDMENT TO SECTION 4. In the event the parties agree to extend the Agreement for an additional one (1) year term, the parties may negotiate in good faith to amend the Agreement to change the number of Shares to be sold and the volume limitation set forth in Section 4, above. In the event the parties can not agree on the terms of the amendment to Section 4, the terms as set forth in this Agreement shall remain in place for the additional one (1) year term.

         10. VOTING OF SHARES. Nothing contained herein shall restrict the right or ability of a Shareholder to vote the Shares that are subject to the Agreement and beneficially owned by the Shareholder.

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         11.   COMPLIANCE WITH SECURITIES LAWS. Nothing contained herein shall relieve a Shareholder from complying with applicable federal and state laws including, but not limited to, the Securities Act of 1933 and the Securities Exchange Act of 1934, and rule and regulations promulgated thereunder.

         12. MISCELLANEOUS.

                  (A) INVALIDITY OF PROVISIONS. In the event that any provision or portion of a provision of this Agreement shall be held to be unenforceable, such unenforceability shall attach to such provision or portion thereof only to the extent of the specific finding of unenforceability, and in all other respects such provision or portion thereof shall be deemed enforceable, it being the intention of the parties that this Agreement be construed in all respects as if such invalid or unenforceable provision were omitted.

                  (B) APPLICABLE LAW. This Agreement and the rights of the parties hereunder shall be governed, construed, and enforced in all respects pursuant to the laws of the State of Florida.

                  (C) WAIVER OF BREACH. The waiver by Company of a breach of any provision of this Agreement by Shareholder shall not operate or be construed as a waiver of any subsequent breach by Shareholder.

                  (D) NOTICE. Any notice, election or other communication required or permitted to be given to a party pursuant to this Agreement shall be in writing and shall be determined to have been duly given when delivered by hand or sent by United States certified mail, return receipt requested, postage prepaid, as follows:

         As to Shareholders:   See Exhibit A


         As to Company:        10281 NW 46th Street
                               Sunrise, FL. 33351

Either party may change his or its address for the purpose of this paragraph by written notice given in the manner herein provided.

                  (E) ENTIRE UNDERSTANDING. This Agreement shall constitute the entire understanding between the parties with

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reference to the subject matter hereof, shall supersede all prior understandings or agreements, whether oral or written and shall not be altered, modified, or discharged except in a writing signed by the parties.

                  (F) BENEFIT OF PARTIES. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of Shareholder and his personal representatives and the Company, its successors and permitted assigns.

                  (G) RIGHT TO CONTRACT. The parties represent and warrant that each has the right to enter into this Agreement and to assume all obligations and grant all rights herein and that Shareholder has neither made nor will make any contractual or other commitments which are in conflict with this Agreement.

                  (H) LITIGATION. In the event of any cause of action, arbitration or litigation arising hereunder, all costs and reasonable attorney's fees of the prevailing party, including, without limitation, attorney's fees and costs at all administrative and appellate levels and in all bankruptcy proceedings, shall be paid by the other party.

                  (I) COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall be deemed to be an original, but all of which shall be deemed to constitute but one instrument.

                            [SIGNATURE PAGE FOLLOWS]

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         The foregoing Agreement is hereby executed as of the date first above written.


IMAGING DIAGNOSTIC SYSTEMS, INC.

By: /s/ RICHARD J. GRABLE
    ----------------------

Printed Name: Richard J. Grable

Capacity: Chief Executive Officer


SHAREHOLDERS

/s/ RICHARD J. GRABLE
- ------------------------------------
RICHARD J. GRABLE, INDIVIDUALLY

/s/ LINDA B. GRABLE
- ------------------------------------
LINDA B. GRABLE, INDIVIDUALLY

/s/ ALLAN L. SCHWARTZ
- ------------------------------------
ALLAN L. SCHWARTZ, INDIVIDUALLY

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                                   SCHEDULE A

                                   SHARES               CERTIFICATE NO.
                                   ------               ---------------

Richard J. Grable:



Linda B. Grable:



Allan L. Schwartz: